EXHIBIT 3.1




                               Reorganization and
                            Stock Purchase Agreement

                                 By and Between

                                   iLive, Inc.
                              A Nevada Corporation

                                       And

                             Fig Tree Capital, Ltd.
                            A California Corporation




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

                                             TABLE OF CONTENTS

ARTICLE 1................................................................................................4
SALE AND PURCHASE OF THE SHARES..........................................................................4
   1.1   Sale of the APC Shares..........................................................................4
   1.2   Instruments of Conveyance and Transfer..........................................................4
ARTICLE 2................................................................................................4
REPRESENTATIONS AND WARRANTIES...........................................................................4
   2.1   Representations and Warranties..................................................................5
      2.1.1   Authority of iLive.........................................................................5
      2.1.2    Existence and Authority of APC............................................................5
      2.1.3    Capitalization of APC.....................................................................5
      2.1.4    Subsidiaries..............................................................................6
      2.1.5    Execution of Agreement....................................................................6
      2.1.6    Taxes.  ..................................................................................6
         2.1.6.1.........................................................................................7
         2.1.6.2.........................................................................................7
      2.1.7    Disputes and Litigation...................................................................7
      2.1.8    Compliance with laws......................................................................8
      2.1.9    Guaranties................................................................................8
      2.1.9    Books and Records.........................................................................8
   2.2   Representations and Warranties of Powerhouse....................................................9
      2.2.1    Corporate Existence and Authority of Powerhouse...........................................9
      2.2.2    Subsidiaries..............................................................................9
      2.2.3    Execution of Agreement....................................................................9
      2.2.4    Taxes....................................................................................10
         2.2.4.1........................................................................................10
         2.2.4.2........................................................................................10
         2.2.4.3........................................................................................10
      2.2.5    Disputes and Litigation..................................................................10
      2.2.6    Compliance with laws.....................................................................11
      2.2.7    Guaranties...............................................................................12
      2.2.8    Books and Records........................................................................12
      ARTICLE 3.........................................................................................12
      CLOSING AND DELIVERY OF DOCUMENTS.................................................................12
   3.1   Closing........................................................................................12
   3.2   Delivery by the Shareholders:..................................................................12
   3.3   Delivery by Powerhouse:........................................................................12
ARTICLE 4...............................................................................................13
TERMINATION, AMENDMENT AND WAIVER.......................................................................13
   4.1   Termination....................................................................................13
   4.2   Waiver and Amendment...........................................................................13

                                                     2
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ARTICLE 5...............................................................................................13
COVENANTS...............................................................................................13
   5.1..................................................................................................13
      5.1.1    Notices and Approvals....................................................................14
      5.1.2    Information for Powerhouse's Statements and Applications.................................14
      5.1.3    Access to Information....................................................................14
   5.2..................................................................................................14
      5.2.1    Access to Information....................................................................15
ARTICLE 6...............................................................................................15
MISCELLANEOUS...........................................................................................15
   6.1   Expenses.......................................................................................15
   6.2   Notices........................................................................................15
   6.3   Entire Agreement...............................................................................16
   6.4   Survival of Representation.....................................................................16
   6.5   Incorporated by Reference......................................................................17
   6.6   Remedies Cumulative............................................................................17
   6.7   Execution of Additional Documents..............................................................17
   6.8   Finder's and Related Fees......................................................................17
   6.9   Governing Law..................................................................................17
   6.10     Forum.......................................................................................18
   6.11     Binding Effect and Assignment...............................................................18
   6.12     Counterparts................................................................................18


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REORGANIZATION AND STOCKPURCHASE AGREEMENT ("Agreement"), dated September 30,
2001 (the "Effective Date"), by and among iLive, Inc., a Nevada corporation (hereinafter called "iLive")), Fig Tree Capital, LTD, a California corporation (hereinafter "FTC").

                                   WITNESSETH

         WHEREAS, iLive, Inc. a Nevada Corporation ("iLive") desires to sell 100% of the Shares of the ownership interests of Asia Pacific Co., LTD., a Niue Corporation (the "APC Shares"), on the terms and conditions set forth in this Reorganization and stock Purchase Agreement (hereinafter called "Agreement")

         WHEREAS, Fig Tree Capital, LTD. desires to purchase 100% of the Shares of the ownership interests of Asia Pacific Co., LTD., a Niue Corporation for consideration of Ten Thousand Dollars ($10,000) from iLive on the terms and conditions set forth in the Agreement.

         NOW THEREFORE, in consideration of the premises and respective mutual agreements, convenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

1.1      Sale of the APC Shares.
         At the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, iLive shall sell the APC shares, and FTC shall purchase from iLive, the APC Shares for Ten Thousand Dollars ($10,000).

1.2      Instruments of Conveyance and Transfer.
         At the Closing, iLive shall deliver certificates representing the APC Shares to FTC, in form and substance satisfactory to FTC as shall be effective to vest in FTC all right, title and interest in and to all of the APC Shares. Within 90 days of the Closing, FTC shall deliver Ten Thousand Dollars to iLive for consideration.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

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2.1      Representations and Warranties of iLive
         To induce FTC to enter into this Agreement and to consummate the transactions contemplated hereby, iLive represents and warrants, as of the date hereof and as of the Closing, as follows:

                  2.1.1    Authority of iLive
                  The Directors of iLive have the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of iLive.

                  2.1.2 Existence and Authority of APC
                  APC is a Niue Corporation duly organized, validly existing and in good standing under the laws of the Country of Niue. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.1.3 Capitalization of APC.
                  The authorized owner interest of APC consists of 10,000,000 Shares of Common Stock of which 6,900,000 are issued and outstanding. No other shares of APC are issued and outstanding. All of the issued and outstanding Shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and on assessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by APC which provide for the purchase, issuance or transfer of any Shares of the ownership interest of APC nor are there any outstanding securities granted or issued by APC that are convertible into any Shares of the ownership securities of APC, and none is authorized. APC is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in APC are vested exclusively in its outstanding Shareholders interests, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of APC's Shareholders interests.

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                  2.1.4    Subsidiaries
                  "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting Shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. There are no Subsidiaries of APC.

                  2.1.5    Execution of Agreement
                  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not:
                  (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either iLive are a party or by which either of them or any of their properties are bound;
                  (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of iLive;
                  (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on iLive or any of their respective actions.

                  2.1.6    Taxes.

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                           2.1.6.1
                           All taxes, assessments, fees, penalties, interest and other governmental charges with respect to APC which have become due and payable on the date hereof may or many not have been paid in full or adequately reserved against by iLive, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties there on with respect to the periods then ended and for all periods thereto;


                           2.1.6.2
                           The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against iLive.

                  2.1.7    Disputes and Litigation.
                  ILive does not make any guarantee or representation that there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting APC or any of its properties, assets or business or to which APC is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and does not make any guarantee or representation that there is no basis for such suit, action, litigation, proceeding investigation, claim, complaint, or accusation; (b) or that there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect APC or any of its properties, assets or businesses; and that there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting APC or any of its properties, assets or business. Nor does iLive make any guarantee or representation that there is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of APC or any such person's heirs, executors or administrators as against APC.

                  2.1.8    Compliance with laws.
                  To the best of its knowledge, without guarantee, iLive believes that APC has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. APC has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of APC for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by APC.


                  2.1.9    Guaranties
                  To the best of its knowledge, without guarantee, iLive believes that APC has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of APC.

                  2.1.9    Books and Records
                  To the best of its knowledge, without guarantee, iLive believes that APC keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of the APC contain records of its Shareholders' and directors' meetings and of action taken by Shareholders and directors. The meeting of directors and Shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

2.2      Representations and Warranties of FTC
         To induce iLive to enter into this Agreement and to consummate the transactions contemplated hereby, FTC represents and warrants, as of the date hereof and as of the Closing, as follows:

                  2.2.1    Corporate Existence and Authority of FTC
                  FTC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.2.2    Subsidiaries
                  FTC does not have any wholly owned subsidiaries. FTC will hold, Asia Pacific Co., LTD as a subsidiary.

                  2.2.3    Execution of Agreement
                  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not:
                  (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which FTC is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of FTC; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on FTC or any of its actions.

                  2.2.4    Taxes

                           2.2.5.1
                           All taxes, assessments, fees, penalties, interest and other governmental charges with respect to FTC which have become due and payable on the date hereof have been paid in full or adequately reserved against by FTC, including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;


                           2.2.5.2
                           There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against FTC, nor are there any actions, suits, proceedings, investigations or claims now pending against FTC, nor are there any actions, suits, proceedings, investigations or claims now pending against FTC, nor are there any actions, suits, proceedings, investigations or claims now pending against FTC in respect to any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against FTC, and


                           2.2.5.3
                           The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against FTC.

                  2.2.5    Disputes and Litigation

                  There is no suit, action, litigation, proceeding, investigation, claim, compliant, or accusation pending, threatened against or affecting FTC or any of its properties, assets or business or to which or to which FTC is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect FTC or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting FTC or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of FTC or any such person's heirs, executors or administrators as against FTC.

                  2.2.6    Compliance with laws
                  FTC has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other law, rules and regulations. FTC has filed all returns, reports and other documents and furnished all information required or requested by federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of FTC for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by FTC.

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                  2.2.7    Guaranties
                  FTC has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of FTC.

                  2.2.8    Books and Records.
                  FTC keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of the FTC contain records of its Shareholders' and directors' meetings and of action taken by Shareholders and directors. The meeting of directors and Shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.


                                    ARTICLE 3

                        CLOSING AND DELIVERY OF DOCUMENTS

3.1      Closing
         This is a binding Agreement. Closing shall be deemed to have occurred upon delivery of documents within a reasonable time period but no later than September 29, 2001.

3.2      Delivery by iLive:

         (a) iLive shall deliver or cause to be delivered, to FTC the APC shares and such instruments, documents and certificates as are required to be delivered so as to vest all title and interest to FTC to said Shares.

         (a)

3.3 Delivery by FTC:

         (a) FTC shall deliver, or cause to be delivered with in ninety days of closing, to iLive Ten Thousand Dollars for consideration for 100% of iLive's ownership interest in APC pursuant to the provisions of this Agreement.

                                    ARTICLE 4
                        TERMINATION, AMENDMENT AND WAIVER

         4.1      Termination
         Notwithstanding anything to the contrary contained in the Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties;

         4.2      Waiver and Amendment
         Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, representation or warranty. No modification or amendment to this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                                    COVENANTS


         5.1
         To induce FTC to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made the shareholders covenants and agrees as follows:

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                  5.1.1    Notices and Approvals
                  iLive agrees: (a) to give and to cause APC to give all notices to third parties which may be necessary or deemed desirable by FTC in connection with this Agreement and the consummation of the transactions contemplated hereby; 9b) to use its bet efforts to obtain and to cause APC to obtain, all federal and state governmental regulatory agency approvals, consents, permits, authorizations, and orders necessary or deemed desirable by FTC in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause APC to obtain, all consents and authorizations of any third parties necessary or deemed desirable by FTC in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  5.1.2 Information for FTC's Statements and Applications iLive and APC and their employees, accountants and attorneys shall cooperate fully with FTC in preparation of any statements or applications made by FTC to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish FTC with all information concerning iLive and APC necessary or deemed desirable by FTC for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedule.

                  5.1.3    Access to Information
                  FTC, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of iLive and APC and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.


         5.2
         To induce iLive to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation for warranty made FTC covenants and agrees as follows:

                  5.2.1    Access to Information
                  iLive, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of FTC and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1      Expenses
         Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made to carrying the same into effect, and all such taxes, fees and expense of the parties hereto shall be paid prior to Closing.

         6.2      Notices
         Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

         To iLive

         2102 Business Center Drive
         Irvine, CA 92512

         With a copy to:

         Vi Bui
         The Cutler Law Group
         610 Newport Center Drive, Suite 800
         Newport Beach, CA  92660

         Fig Tree Capital., Ltd:


         The persons and addresses set forth above may be changed from time to tie by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such deliver. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to addressee.

         6.3      Entire Agreement
         This Agreement, together with the Schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         6.4      Survival of Representation
         All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transaction contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit or any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of closing that such right or remedy existed.

         6.5      Incorporated by Reference
         All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as part of this Agreement by reference.

         6.6      Remedies Cumulative
         No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6.7      Execution of Additional Documents
         Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         6.8      Finder's and Related Fees
         Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

         6.9      Governing Law
         This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

         6.10     Forum
         Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

         6.11     Binding Effect and Assignment
         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

         6.12     Counterparts
         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                                          iLive, Inc., a
                                          Nevada corporation ("iLive")

                                          ----------------------------------

                                          By: /s/ Scott Henricks
                                          Its: _____________________________

                                          Fig Tree Capital , Ltd., A California
                                          Corporation ("FTC")

                                          --------------------------------------

                                          By: /s/ Michale Harrison
                                          Its:______________________________